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                                  EXHIBIT (21)
                        SPX CORPORATION AND SUBSIDIARIES
                           SUBSIDIARIES OF REGISTRANT

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                                                                  JURISDICTION OF
                         SUBSIDIARY                                INCORPORATION
                         ----------                           ------------------------
A. R. Brasch Marketing Inc.                                   Michigan
Aurora/Hydromatic Pumps Inc.                                  Delaware
Data Switch Subsidiary Stock Corporation                      Delaware
Edwards Systems Technology Inc.                               Connecticut
Engineering Analysis Associates, Inc.                         Michigan
Fairbanks Morse Pump Corporation                              Kansas
Filtran Aftermarket Products                                  Illinois
Fluid Technologies, Inc.                                      Oklahoma
GCA International Corporation                                 New Jersey
GS Development Corporation                                    Delaware
GSBS Development Corporation                                  Delaware
GSLE Development Corporation                                  Delaware
GSPS Development Corporation                                  Delaware
GSR Merger Sub, Inc.                                          Delaware
GSTC Development Corporation                                  Delaware
General Farebox Service of Atlanta, Inc.                      Delaware
General Signal Corporation                                    Delaware
General Signal Corporation                                    DE nameholder
General Signal Corporation                                    South Dakota
General Signal Environmental Risk Management Company          Delaware
General Signal Healthcare Management, Inc.                    Delaware
General Signal Holdings Company                               Delaware
General Signal International Corporation                      Delaware
Waukesha Electric Systems, Inc.                               Wisconsin
General Signal Technology Corporation                         Delaware
Inrange Development Corporation                               Delaware
Inrange Financial Corporation                                 Delaware
Inrange Technologies Corporation                              Delaware
Kayex China Holdings, Inc.                                    Delaware
Kodiak Partners Corp.                                         Delaware
Kodiak Partners II Corp.                                      Delaware
LDN, Ltd.                                                     Delaware
Leeds & Northrup Company                                      Delaware
MF Development Corporation                                    Delaware
Metal Forge Company, Inc.                                     Delaware
New Signal, Inc.                                              Delaware
The Potomac Group & Associates, Inc.                          Delaware
Revco Technologies, Inc.                                      Delaware
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                                                                  JURISDICTION OF
                         SUBSIDIARY                                INCORPORATION
                         ----------                           ------------------------
SGS Service Partnership SPX Development Corporation           Michigan
SPX Minnesota Properties, Inc.                                Michigan
SPX Risk Management Co.                                       Delaware
Toledo Trans-Kit, Inc.                                        Ohio
Best Power Taiwan Trading Co. Ltd.                            Taiwan
Best Power Technology Limited                                 Taiwan
Data Switch Gmbh Elektronische Systeme Gmbh                   Germany
Data Switch (UK) Limited                                      UK
DeZurik of Australia Proprietary Limited                      Australia
DeZurik International, Limited                                UK
DeZurik Japan Co., Ltd.                                       Japan
DeZurik Mexico, S.A. de C.V.                                  Mexico
DeZurik Vertriebs GmbH                                        Austria
Fairbanks Morse India Limited                                 India
GCA Limited                                                   UK
G.C. Evans (Holdings) Limited                                 UK
GS International (Barbados) Ltd.                              Barbados
G.S. Iona Limited                                             UK
General Signal (Barbados) Ltd.                                Barbados
General Signal (China) Co., Ltd.                              China
General Signal Enterprises                                    Ireland
General Signal Europe Limited                                 UK
General Signal FSC, Inc.                                      Virgin Islands
General Signal GmbH & Co. KG                                  Germany
General Signal India Private Limited                          India
General Signal Ireland, B.V                                   Netherlands
General Signal Limited                                        Ontario
General Signal Networks (Germany) GmbH                        Germany
General Signal (S.E.G.) Asia Limited                          Hong Kong
General Signal SEG Limited                                    UK
General Signal (UK) Limited                                   UK
General Signal Verwaltungsgesellschaft mbH                    Germany
Hangzhou Kayex Zheda Electromechanical Co., Ltd               China
High Ridge Company Ltd.                                       Bermuda
High Ridge Ireland Ltd.                                       Ireland
IBS Filtran GmbH                                              Germany
Inrange Technologies Canada Inc.                              Canada
Inrange Technologies GmbH                                     Germany
Inrange Technologies S.A.                                     Belgium
Inrange Technologies S.A.                                     Switzerland
Inrange Technologies S.A.S                                    France
Inrange Technologies Holdings S.A.S                           France
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                                                                  JURISDICTION OF
                         SUBSIDIARY                                INCORPORATION
                         ----------                           ------------------------
Inrange Technologies Italia Srl                               Italy
Inrange Technologies Limited                                  UK
JATEK, Limited (Japan) KK                                     Japan
Jurubatech                                                    Brazil
Kent-Moore do Brasil Industria Commerce, Ltda.                Brazil
L&N Products Pty Limited                                      Australia
Leeds & Northrup (France) SARL                                France
Leeds & Northrup GmbH                                         Germany
Leeds & Northrup Italy, S.p.A                                 Italy
Leeds & Northrup Limited                                      UK
Leeds & Northrup Mexicana, S.A.                               Mexico
Leeds & Northrup (New Zealand) Limited                        New Zealand
Leeds & Northrup, S.A.                                        Spain
Leeds & Northrup Singapore Pte. Limited                       Singapore
Lightnin Europe Limited                                       UK
Lightnin Mixers Limited                                       UK
Lightnin Mixers Pty. Ltd.                                     Australia
Lowener GmbH                                                  Germany
Shenyang Stock Electric Power Equipment Company Limited       China
SPX Australia Pty., Ltd.                                      Australia
SPX Canada, Inc.                                              Canada
SPX (Europe) A.G                                              Switzerland
SPX Europe GmbH                                               Germany
SPX France, S.A.                                              France
SPX Iberica, S.A.                                             Spain
SPX International, Ltd.                                       Barbados
SPX de Mexico S.A. de C.V.                                    Mexico
SPX Netherlands, B.V                                          Netherlands
SPX (Shanghai) Trading Co. Ltd.                               Shanghai
SPX Singapore PTE LTD                                         Singapore
SPX U.K. Ltd.                                                 UK
Stock Japan Ltd.                                              Japan
Tau-Tron (UK) Limited                                         UK
Tecnotest Srl                                                 Italy
Telenex Europe Limited                                        UK
Valley Forge Technical Information Services GmbH              Germany
Ziton Limited                                                 UK
Ziton S.A. (Proprietary) Limited                              Republic of South Africa
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